                                                       EXHIBIT 10(aa)



                               FINANCE AGREEMENT

                                 BY AND BETWEEN

                             CREDIT CONCEPTS, INC.

                                  AS BORROWER

                                      AND

                                  SUMMIT BANK

                                   AS LENDER


                               AUGUST 23, 2000

                                   $5,000,000

                             TABLE OF CONTENTS
                             -----------------
ARTICLE I - Definitions................................................   1
 SECTION 1.1.  Certain Definitions.....................................   1
 SECTION 1.2.  Accounting Terms........................................   7
ARTICLE II - The Loans.................................................   7
 SECTION 2.1.  The Loans...............................................   7
 SECTION 2.2.  The Note................................................   8
 SECTION 2.3.  Fees....................................................   8
 SECTION 2.4.  Advances................................................   8
 SECTION 2.5.  Disbursement............................................   9
 SECTION 2.6.  Use of Proceeds.........................................   9
 SECTION 2.7.  Method of Payment.......................................   9
 SECTION 2.8.  Termination of Finance Agreement........................   9
 SECTION 2.9.  Prepayments.............................................   9
 SECTION 2.10.  Regulatory Changes in Capital Requirements.............  10
 SECTION 2.11.  Rate of Interest.......................................  10
ARTICLE III - Security.................................................  11
 SECTION 3.1.  Security Interest.......................................  11
 SECTION 3.2.  Financing Statements....................................  11
 SECTION 3.3.  Documents to be Delivered to Lender.....................  11
 SECTION 3.4.  Collections.............................................  12
 SECTION 3.5.  Additional Rights of Lender; Power of Attorney..........  12
ARTICLE IV -Representations and Warranties.............................  13
 SECTION 4.1.  Representations and Warranties of Borrower..............  13
 SECTION 4.2.  Organization and Good Standing..........................  14
 SECTION 4.3.  Perfection of Security Interest.........................  14
 SECTION 4.4.  No Violations...........................................  14
 SECTION 4.5.  Power and Authority.....................................  15
 SECTION 4.6.  Validity of Agreements..................................  15
 SECTION 4.7.  Litigation..............................................  15
 SECTION 4.8.  License, Consents and Compliance........................  15
 SECTION 4.9.  Accuracy of Information; Full Disclosure................  15
 SECTION 4.10.  Taxes..................................................  16
 SECTION 4.11.  Indebtedness...........................................  16
 SECTION 4.12.  Investments............................................  16
 SECTION 4.13.  ERISA..................................................  16
 SECTION 4.14.  Hazardous Wastes, Substances and Petroleum Products....  16
 SECTION 4.15.  Solvency...............................................  17
 SECTION 4.16.  Business Location......................................  17
 SECTION 4.17.  Capital Stock..........................................  17
 SECTION 4.18.  Year 2000 Compliance...................................  17
 SECTION 4.19.  No Extension of Credit for Securities..................  17
 SECTION 4.20.  No Default.............................................  18
 SECTION 4.21.  Ownership and Liens....................................  18
 SECTION 4.22.  Benefits...............................................  18
 SECTION 4.23.  Material Fact Representations..........................  18
 SECTION 4.24.  Holding Company........................................  18
ARTICLE V - Conditions to Loans........................................  18
 SECTION 5.1.  Documents to be Delivered to Lender Prior to First Loan.  18
 SECTION 5.2.  Conditions to All Loans.................................  19
 SECTION 5.3.  Additional Conditions to Certain Advances...............  20
ARTICLE VI - Borrower's Affirmative Covenants..........................  20
 SECTION 6.1.  Borrower's Place of Business and Books and Records......  20
 SECTION 6.2.  Reporting Requirements..................................  20
 SECTION 6.3.  Borrower's Books and Records............................  21
 SECTION 6.4.  Financial Covenants.....................................  21
 SECTION 6.5.  Collateral in Compliance With Applicable Law............  22
 SECTION 6.6.  Notice of Default.......................................  22
 SECTION 6.7.  Corporate Existence, Properties, Etc....................  22
 SECTION 6.8.  Payment of Indebtedness, Taxes, Etc.....................  23
 SECTION 6.9.  Notice Regarding Any Plan.  Furnish to Lender:..........  23
 SECTION 6.10.  Other Information......................................  23
 SECTION 6.11.  Litigation.............................................  23
 SECTION 6.12.  Management.............................................  23
 SECTION 6.13.  Business Location......................................  24
 SECTION 6.14.  Operations.............................................  24
 SECTION 6.15.  Audits.................................................. 24
 SECTION 6.16.  Year 2000..............................................  24
 SECTION 6.17.  Taxes................................................... 24
 SECTION 6.18.  Maintenance of Properties............................... 24
 SECTION 6.19.  Payment of Note........................................  24
 SECTION 6.20.  Insurance..............................................  25
ARTICLE VII- Negative Covenants........................................  25
 SECTION 7.1.  Loans to Affiliates.....................................  25
 SECTION 7.2.  Subordinated Debt Repayment.............................  25
 SECTION 7.3.  Nature of Business......................................  25
 SECTION 7.4.  Negative Pledge.........................................  25
 SECTION 7.5.  Compliance with Formula.................................  25
 SECTION 7.6.  Mergers and Sales.......................................  25
 SECTION 7.7.  Use of Proceeds.........................................  25
 SECTION 7.8.  Indebtedness............................................  26
 SECTION 7.9.  Guaranties..............................................  26
 SECTION 7.10.  Amendment to Subordinated Debt.........................  26
 SECTION 7.11.  Purchase of Receivables................................  26
 SECTION 7.12.  Investments and Acquisitions...........................  26
 SECTION 7.13.  Environmental..........................................  26
 SECTION 7.14.  Liens................................................... 26
 SECTION 7.15.  Distributions..........................................  27
 SECTION 7.16.  Charter Documents and Business Terminations............  27
ARTICLE VIII- Events of Default........................................  28
 SECTION 8.1.  Failure to Make Payments................................  28
 SECTION 8.2.  Information, Representations and Warranties.............  28
 SECTION 8.3.  Covenants and Agreements................................  28
 SECTION 8.4.  Collateral..............................................  28
 SECTION 8.5.  Defaults Under Other Agreements.........................  28
 SECTION 8.6.  Change in Ownership or Control..........................  28
 SECTION 8.7.  Certain Events..........................................  28
 SECTION 8.8.  Possession of Collateral................................  29
 SECTION 8.9.  Credit Loss Rate........................................  29
ARTICLE IX - Remedies of Lender and Waiver.............................  29
 SECTION 9.1.  Lender's Remedies.......................................  29
 SECTION 9.2.  Waiver and Release by Borrower..........................  30
 SECTION 9.3.  No Waiver...............................................  30
 SECTION 9.4.  Right of Set-Off........................................  30
ARTICLE X - Miscellaneous..............................................  30
 SECTION 10.1.  Indemnification and Release Provisions.................  30
 SECTION 10.2.  Participations and Assignments.........................  31
 SECTION 10.3.  Severability of Provisions.............................. 31
 SECTION 10.4.  Amendments and Applicable Law..........................  31
 SECTION 10.5.  Notices................................................  31
 SECTION 10.6.  Termination and Release................................  32
 SECTION 10.7.  Counterparts...........................................  32
 SECTION 10.8.  Costs, Expenses and Taxes..............................  32
 SECTION 10.9.  Successors and Assigns.................................  32
 SECTION 10.10.  Pennsylvania Transaction/Effectiveness of Agreement...  32
 SECTION 10.11.  Jurisdiction And Venue................................. 32
 SECTION 10.12.  Waiver of Jury Trial..................................  33
 SECTION 10.13.  Power Of Attorney.....................................  33
 SECTION 10.14.  Review by Counsel.....................................  33
 SECTION 10.15.  Survival............................................... 33
 SECTION 10.16.  Indemnification........................................ 33

                             FINANCE AGREEMENT
                             -----------------

     This Finance Agreement ("Agreement") is made as of this 23rd day of August, 2000 by and between Credit Concepts, Inc. ("Borrower") and Summit Bank ("Lender").

                          ARTICLE I - DEFINITIONS
                          -----------------------

SECTION 1.1.   Certain Definitions.
-----------------------------------
     The terms defined in this Section 1.1, whenever used and capitalized in this Agreement shall, unless the context otherwise requires, have the respective meanings herein specified.

     "ACCOUNT", "CHATTEL PAPER", "DOCUMENTS", "EQUIPMENT", "INSTRUMENTS", "INVENTORY", "INVESTMENT PROPERTY" and "GENERAL INTANGIBLES" shall have the same meaning as set forth in the UCC.

     "ADJUSTED NET WORTH" shall mean as of the date of determination, Tangible Net Worth plus Subordinated Debt.

     "ADJUSTED PRIME RATE" shall mean the Prime Rate plus one hundred fifty
(150) basis points.

     "ADMINISTRATIVE FEE" shall have the meaning assigned to that term in
Section 2.3 of this Agreement.

     "ADVANCE" means each advance of the Loan made to Borrower pursuant to
Section 2.1 hereof.

     "AFFILIATE" means (i) any person who or entity which directly or indirectly owns, controls or holds five percent (5%) or more of the outstanding beneficial interest in any Borrower; (ii) any entity of which five percent (5%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by such Borrower; (iii) any entity which directly or indirectly is under common control with such Borrower; (iv) any officer, director, partner or employee of any Borrower or any Affiliate; or (v) any immediate family member of any person who is an Affiliate.

     "AGREEMENT" means this Finance Agreement and all exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time.

     "AVAILABILITY AND COMPLIANCE CERTIFICATE" shall mean the certificate in substantially the form of EXHIBIT A attached hereto and made part hereof to be submitted by Borrower to Lender in accordance with the provisions of Section
3.3 hereof.

     "BOOKS AND RECORDS" shall mean all of Borrower's original ledger cards, payment schedules, credit applications, contracts, lien and security instruments, guarantees relating in any way to the Collateral and other books and records or transcribed information of any type, whether expressed in tapes, discs, tabulating runs, programs and similar materials now or hereafter in existence relating to the Collateral.

     "BORROWER'S OBLIGATIONS TO LENDER" shall mean all indebtedness, obligations and liabilities of Borrower to Lender of every kind and description direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, but not limited to all loans (including any loan by modification, renewal or extension), all indebtedness INCLUDING ANY ARISING FROM ANY DERIVATIVE TRANSACTIONS, all undertakings to take or refrain from taking an action, all indebtedness, liabilities or obligations owing from Borrower to others which Lender may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and attorney's fees (whether or not such attorney is a regularly salaried employee of Lender, any parent corporation or any subsidiary or affiliate thereof, whether now existing or hereafter created) chargeable to Borrower or incurred by Lender under this Agreement, or any other document or instrument delivered in connection herewith or therewith.

     "BORROWER'S LOAN ACCOUNT" shall have the meaning assigned to that term in
Section 2.1 of this Agreement.

     "BORROWING BASE" means, as of the date of determination, an amount up to the lesser of (a) eighty-two percent (82%) of the aggregate balance of outstanding Eligible Receivables net of unearned finance charges, unearned insurance commissions and discounts and (b) the Maximum Principal Amount; provided, however, that the amount advanced on the Eligible Receivables in the aggregate shall in no event exceed the amount of cash actually advanced in connection with Borrower' aggregate Receivables.

     "BORROWING BASE AVAILABILITY" means, as of the date of determination, an amount equal to the difference between the amount of the Borrowing Base and the aggregate outstanding Balance of all Advances.

     "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which commercial Lenders in Philadelphia, Pennsylvania are authorized by law to close.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and regulations with respect thereto in effect from time to time.

     "COLLATERAL" shall mean:

          (i)    All of Borrower's Inventory;

          (ii)   All of Borrower's Equipment;

          (iii)  All of Borrower's Receivables;

          (iv)   All of Borrower's life insurance policies;

          (v)    All of Borrower's Trademarks, Copyrights, Licenses and
Patents;

          (vi) All collateral and security now or hereafter in existence for Receivables which are secured;

          (vii) All insurance related to Receivables and/or collateral therefor and the proceeds of such insurance;

          (viii) All of Borrower's Books and Records related to Receivables;
and

          (ix) All notes, drafts, acceptances, deposit accounts, documents of title, deeds, policies and certificates of insurance (including without limitation credit insurance and title insurance) and securities (domestic and foreign) now or hereafter owned by Borrower or in which Borrower has or acquires an interest in connection with Receivables;

          (x) Borrower's Accounts, Documents, Instruments, Investment Property, General Intangibles and Chattel Paper; and

          (xi)   All cash and non-cash proceeds of all the foregoing.

     "COLLECTIONS" as used herein, shall mean payment of principal and interest and fees on Receivables, the cash and noncash proceeds realized from the enforcement of such Receivables and any security therefor, or the Collateral, proceeds of credit or group life insurance, or proceeds of insurance on any real or personal property which is part of the collateral for the Receivables.

     "CONSUMER FINANCE LAWS" means all applicable laws and regulations, federal, state and local, relating to the extension of consumer credit, and the creation of a security interest in personal property or a mortgage in real property in connection therewith, as the case may be, and laws with respect to protection of consumers' interests in connection with such transactions, including without limitation, any usury laws, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, RESPA, the Magnuson-Moss Warranty Act, the Federal Trade Commission's Rules and Regulations and Regulations B and Z of the Federal Reserve Board, as any of the foregoing may be amended from time to time.

     "CONSUMER PURPOSE LOANS" means loans to one or more individuals the proceeds of which are used to purchase goods, services or merchandise for personal, household or family use.

     "CREDIT DOCUMENTS" means this Agreement, the Notes, the Collateral, the Guaranties, the Subordination Agreements, the Custodian Agreements and any and all additional documents, instruments, agreements and other writings executed and delivered pursuant hereto or thereto or in connection herewith or therewith.

     "CREDIT LOSS RATE" means a percentage determined by adding the Net Charge Off Percentage to Sixty Day Delinquent Percentage.

     "CUSTODIAN AGREEMENT" means those certain agreements dated of even date herewith between Lender and various individuals as custodians (each in form and substance satisfactory to Lender).

     "DEBT" means, as of the date of determination, all outstanding indebtedness including without limitation (a) all loans made by Lenders to Borrower; (b) accounts payable as of the date of determination; (c) income tax liabilities; (d) mortgages; and (e) deposit and debenture instruments; and (f) Subordinated Debt.

     "DEFAULT" means an event, condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "DELINQUENCY REPORT" means a detailed listing of each Consumer Purchase Loan greater than thirty (30)days past due.

     "EBITDA" means for any period, the sum of (i) Earnings Before Interest and Taxes for such period PLUS (ii) depreciation expenses for such period PLUS
(iii) amortization expenses for such period.

     "ELIGIBLE RECEIVABLES" shall mean as of the date of determination Receivables which Lender determines (1) are acceptable security for Loans made under this Agreement, (2) conform to the warranties set forth in Section 4.1,
(3) are not Receivables due from any shareholders, directors or employees of Borrower, (4) are not delinquent, it being agreed, acknowledged and understood that auto Account Receivables over sixty (60) days contractually past due or direct loan Account Receivables over ninety (90) days contractually past due are considered delinquent, (5) are not Account Receivables which have received more than one extension of the payment date within any twelve month period, (6) are not Receivables where the account debtor is a party to (i) repossessions of the Collateral securing the Receivables and/or deficiency balance accounts or
(ii) subject to litigation respecting Collateral securing the receivable or
(iii) the account debtor is a debtor in any state liquidation or receivership of federal bankruptcy proceeding, (7) are not Receivables which were refinanced or renewed while delinquent or (8) which in Lender's sole discretion does not constitute acceptable collateral.

     "ENVIRONMENTAL CONTROL STATUTES" means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

     "EPA" means the United States Environmental Protection Agency, or any successor thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, all amendments thereto, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer to any successor sections.

     "EVENT OF DEFAULT" shall have the meaning assigned that term in Article VIII hereof.

     "FUNDED INDEBTEDNESS" shall mean all borrowed indebtedness of every kind of Borrower, including without limitation capital leases.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, in accordance with the Statement of Auditing Standards No. 69, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report" (SAS 69) or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Lender may reasonably approve, which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, or, in the event of a material change in any accounting principle from that observed in any previous period, (i) financial reports covering preceding periods during the term of this Agreement are restated to reflect such change and provide a consistent basis for comparison among periods and (ii) the financial covenants set forth in Section 6.04 hereof shall be adjusted as determined by Lenders to reflect similar performance standards as those measured by the existing covenants using the previously observed accounting principles.

     "GENERAL INTANGIBLES" shall mean all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, Trademarks, Licenses and Patents, names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance) tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     "HAZARDOUS MATERIALS" shall mean any contaminants, hazardous substances, regulated substances or hazardous wastes which may be the subject of liability pursuant to any Environmental Law.

     "INELIGIBLE RECEIVABLES" shall mean all Receivables which are not Eligible Receivables.

     "INTANGIBLE ASSETS" shall mean all assets of any person or entity which would be classified in accordance with GAAP as intangible assets, including, without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense, including the excess paid for assets acquired over their respective book values on the books of the corporation from which acquired.

     "INTEREST COVERAGE RATIO" shall mean a ratio of Borrower's EBITDA from the commencement of the calendar year to the last day of the applicable measuring period to Borrower's Interest Expenses from the commencement of the calendar year to the last day of the applicable measuring period.

     "INTEREST EXPENSES" shall mean the interest expense for any period on Funded Indebtedness.

     "LENDER" shall mean Summit Bank and its respective successors and permitted assigns, and any additional lenders which may become parties to this Agreement after the date hereof in accordance with Section 10.2.

     "LIEN" shall mean any mortgage, deed of trust, pledge, lien, security in trust, charge or other encumbrance or security arrangement of any nature whatsoever, including without limitation any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "LOAN" means the aggregate principal amount advanced by Lender to Borrower pursuant to Section 2.1 of this Agreement, together with interest accrued thereon and fees and costs incurred in connection therewith.

     "LOAN AVAILABILITY" shall mean the amount available for Advances under this Agreement on any date as determined in accordance with the Availability Form in the form of EXHIBIT A attached hereto and made part hereof, submitted to Lender on such date in accordance with Sections 3.3 hereof.

     "LOCAL AUTHORITIES" shall mean individually and collectively the state and local governmental authorities which govern the business and commercial facilities owned or operated by Borrower.

     "MAXIMUM PRINCIPAL AMOUNT" shall mean Five Million Dollars
($5,000,000.00).

     "NET CHARGE OFF PERCENTAGE" means a percentage determined, at any time, by taking the total amount of Receivables which have been charged off for the previous twelve month period and dividing that sum by the total amount of Receivables.

     "NOTE" shall have the meaning assigned to that term in Section 2.2 of this Agreement.

     "PARTICIPATION" shall have the meaning set forth in Section 10.2.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERMITTED TAX DISTRIBUTIONS" means annual distributions by Borrower to its shareholders to pay federal and state income taxes attributable to such shareholder as a result of such shareholder's status as a shareholder of an "S" corporation.

     "PLAN" shall mean any employee benefit plan subject to the provisions of Title IV of ERISA which is maintained in whole or in part for employees of Borrower.

     "PRIME RATE" shall mean for any day, the rate of interest in effect for such day established by Lender from time to time as its prime rate (which is not necessarily the lowest rate offered by Lender to its Borrower).

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "RECEIVABLES" shall mean all lien, title retention and security agreements, deeds of trust, assignments, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, Consumer Purpose Loans, and/or promissory notes and other such documents securing and evidencing loans made, and/or time sale transactions acquired by Borrower.

     "REPORTABLE EVENT" shall have the meaning assigned to that term in Section
4.13 of this Agreement.

     "RESTRICTED PAYMENTS" means (a) redemptions, repurchases, dividends and distributions of any kind with respect to each Borrower's capital stock or any warrants, rights or options to purchase or otherwise acquire any shares of any Borrower's capital stock and (b) payments of Subordinated Debt as per Section 7.2.

     "SCHEDULE OF RECEIVABLES AND ASSIGNMENT" shall mean that certain schedule of receivables and assignment submitted by Borrower to Lender pursuant to
Section 3.3 hereof, describing the Receivables assigned and pledged to Lender on the date hereof and thereafter for the period to which such schedule relates and confirming the assignment and pledge of such Receivables (in form and substance satisfactory to Lender).

     "SENIOR DEBT" shall mean all indebtedness of Borrower for borrowed money not expressed to be Subordinated Debt or junior to any other indebtedness of Borrower.

     "SENIOR DEBT TO ADJUSTED NET WORTH RATIO" shall mean the ratio of Senior Debt to Adjusted Net Worth.

     "SIXTY DAY DELINQUENT PERCENTAGE" means a percentage, determined at any time, by taking the total amount of Receivables which are at least sixty (60) days past their contractual payment date and dividing by the total amount of the Receivables.

     "SUBORDINATED DEBT" shall mean any debt of Borrower for borrowed money which shall contain provisions subordinating the indebtedness evidenced thereby to Senior Debt, in form and substance acceptable to Lender.

     "SUBORDINATION AGREEMENT" means, individually, and "SUBORDINATION AGREEMENTS" means, collectively, the Subordination Agreements, to be executed and delivered to Lender by each holder of Subordinated Debt pursuant to Section 5.1(l) of this Agreement (each in form and substance satisfactory to Lender).

     "SUBSIDIARY" shall mean any corporation of which Borrower directly or indirectly owns or controls at least a majority of the outstanding stock having general voting power, including without limitation the right, under ordinary circumstances, to vote for the election of a majority of the Board of Directors.

     "TANGIBLE NET WORTH" shall mean, at any date (and on a consolidated basis with Subsidiaries, if any), the amount of the capital stock liability of Borrower plus (or minus in the case of a deficit) the capital surplus and earned surplus minus, to the extent not otherwise excluded (i) the cost of Treasury shares, (ii) the amount of all Intangible Assets, (iii) investments in and loans to shareholders, directors, employees, Subsidiaries and affiliated entities.

     "TERMINATION DATE" shall mean the date three (3) years from the date hereof, or such later date as agreed upon by the parties hereto.

     "UCC" shall mean the Uniform Commercial Code as adopted by the Commonwealth of Pennsylvania, as amended or modified from time to time.

     "UNSUBORDINATED DEBT"  shall mean Total Liabilities minus Subordinated
Debt.


SECTION 1.2.   Accounting Terms.
--------------------------------
     All accounting terms used herein which are not expressly defined in this Agreement shall have the meanings respectively given to them in accordance with sound accounting practice; all computations made pursuant to this Agreement shall be made in accordance with sound accounting practice. As used in this Agreement, "sound accounting practice" shall mean the use by Borrower of generally accepted accounting principles and practices, which shall include, in the order of their controlling significance, Opinions of the Financial Accounting Standards Board (or its successor) and significant accounting policies and standards adopted by Borrower as appropriate for it upon the advice of its independent public accountants, all of which shall be maintained and followed on a consistent basis from period to period.


                             ARTICLE II - THE LOANS
                             ----------------------

SECTION 2.1.   The Loans.
-------------------------
     Borrower may from time to time prior to the Termination Date request Lender to make an advance and to lend to Borrower an amount ("Advance") and, subject to the terms and conditions of this Agreement, Lender shall make such Advance to Borrower. The aggregate unpaid principal amount at any one time outstanding of all of the Advances shall not exceed the Maximum Principal Amount.

          (a) Lender shall establish on its books an account (the "Borrower's Loan Account"). A debit balance in Borrower's Loan Account shall reflect the amount of Borrower's indebtedness to Lender from time to time by reason of Advances and other appropriate charges (including interest charges) hereunder. At least once each month, Lender shall render to Borrower a statement of Borrower's Loan Account which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within thirty (30) days of Lender's sending such statement to Borrower.

          (b) Each Advance made hereunder shall, in accordance with customary accounting practices, be in a principal amount not exceeding the amount of Borrowing Base Availability at that time, and shall be entered as a debit to Borrower's Loan Account. For purposes of determining the principal amount of the Loan being applied for, the aggregate unpaid principal amount of all outstanding Advances made to Borrower hereunder, including therein the principal of the Advance being applied for and all other unpaid charges to Borrower's Loan Account, shall be considered as one Loan, the total of all of which shall not exceed the Borrowing Base.


SECTION 2.2.   The Note.
------------------------
     The Loan, which shall be in the form of a revolving credit, shall be evidenced by Borrower's promissory note in the initial principal amount equal to the Maximum Principal Amount, executed by Borrower (the "Note"), issued to Lender (in form and substance satisfactory to Lender). All terms of the Note are incorporated herein. The Note shall be dated the date hereof.


SECTION 2.3.   Fees.
--------------------
     At Closing, Borrower shall be unconditionally obligated to pay Lender and Lender shall have unconditionally earned a Loan Fee of Thirty Seven Thousand Five Hundred Dollars ($37,500.00). Unless this Agreement is terminated by Borrower or Lender prior to payment in full of these fees, the fees shall be paid in three (3) annual installment payments of Twelve Thousand, Five Hundred Dollars ($12,500) with the first payment due on the Closing Date and each subsequent payment due on the anniversary of the Closing Date. Additionally, Borrower shall be unconditionally obligated to pay to Lender a Collateral Management Fee of Five Hundred Dollars ($500) per month for each month for each month until all of Borrower's Obligations are indefeasibly paid in full.


SECTION 2.4.   Advances.
------------------------
     A request for an Advance shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of the intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date (which shall be a Business Day), no later than 1:00 P.M. Eastern time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or the Note(s), whether as interest or for any of Borrower's Obligations to Lender, shall be deemed irrevocably to be a request for an Advance on the due date in the amount required to pay such interest or any other Borrower's Obligation to Lender. As an accommodation to Borrower, Lender may permit telephonic requests for Advances and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Borrower shall specifically direct Lender in writing to accept or act upon telephonic or electronic communications from specific representatives of Borrower ("Authorized Representative"). Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring, in good faith, of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by an Authorized Representative of Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Authorized Representative sending it.


SECTION 2.5.   Disbursement.
----------------------------
     Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Advance requested, or deemed to be requested, pursuant to this subsection
2.4 as follows: (i) the proceeds of each Advance requested under subsection 2.4(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 2.4(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Borrower's Obligation to Lender.


SECTION 2.6.   Use of Proceeds.
-------------------------------
     Loans made hereunder shall be used solely to finance Borrower's portfolios or acquire additional portfolios (whether by asset or stock purchase, as permitted pursuant to Section 7.11 hereof) of Consumer Purpose Loans, and for working capital and general corporate purposes.


SECTION 2.7.   Method of Payment.
---------------------------------
     Borrower shall make all payments of principal and interest on the Note in lawful money of the United States of America and in Federal or other funds immediately available in Morrisville, Pennsylvania to Lender at its address referred to in Section 10.4 hereof or at such other address as Lender otherwise directs. Whenever any payment is due on a day which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and interest paid for such extended time.


SECTION 2.8.   Termination of Finance Agreement.
------------------------------------------------
     On the Termination Date all of Borrower's Obligations to Lender shall be immediately due and payable. In accordance with the terms of this Agreement, the termination of this Agreement shall not affect the rights, liabilities and obligations of the parties with respect to Borrower's Obligations to Lender as of the date of termination, or the Collateral which secures and is to secure Borrower's Obligations to Lender which Collateral and Liens shall persist until all of Borrower's Obligations to Lender are satisfied in full. The failure of Lender to enforce any of the terms and provisions hereof or failure to declare default hereunder shall apply only in a particular instance and shall not operate as a continuing waiver.


SECTION 2.9.   Prepayments.
---------------------------

          (a)  Termination Fees:

               The Termination Fee applicable to the Revolving Credit Loans facility provided for in Section 2 shall be an amount equal to the following percentage of the Revolving Credit Limit:

               (i) three (3%), if such early termination occurs on or prior to the first anniversary of the date of this Agreement;

               (ii) two percent (2%), if such early termination occurs after the first anniversary of the date of this Agreement but prior to the second anniversary date of this Agreement; and

               (iii) one percent (1%), if such early termination occurs after the second anniversary date of this Agreement but prior to the third anniversary date of this Agreement.

          (b)  Mandatory Prepayments.

               In the event that amounts outstanding hereunder at any time exceed the Borrowing Base, Borrower shall pay to Lender immediately and without demand or notice of any kind required, the amount by which Borrower's indebtedness hereunder exceeds the Borrowing Base then applicable, together with all accrued interest on the amount so paid and any fees and costs incurred in connection therewith.


SECTION 2.10.  Regulatory Changes in Capital Requirements.
----------------------------------------------------------
     If Lender shall have determined that the adoption or the effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central Lender or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or any lending office of Lender) or Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central Lender or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company if any, as a consequence of this Agreement, the Loans made by Lender pursuant hereto to a level below that which Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time Borrower shall pay to Lender on demand such additional amount or amounts as will compensate Lender or its holding company for any such reduction suffered together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Section
2.2 with respect to amounts not paid when due. Lender will notify Borrower of any event occurring after the date of this Agreement that will entitle Lender to compensation pursuant to this Section 2.9 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.


SECTION 2.11.  Rate of Interest.
--------------------------------
          (a) Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of the Loans made under this Agreement at a rate per annum equal to the Adjusted Prime Rate. Any change in the interest rate based upon the Prime Rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective. Interest shall be calculated on the basis of a three hundred sixty (360) day year for each day of the year actually outstanding

          (b) Borrower shall pay interest on the Loans in immediately available funds to Lender on the first day of each calendar month commencing the first such day after such Loan and at maturity for such Loan.

          (c) Interest shall continue to accrue on the unpaid principal balance of the Loan at the applicable contract rate set forth in this Agreement even if all sums due hereunder are accelerated and reduced to judgment. In the Event of Default, including but not limited to, any overdue payment of principal and to the extent permitted by law overdue interest shall bear interest payable on demand for each day until paid at a rate per annum equal to the Prime Rate plus four hundred (400) basis points.


                             ARTICLE III - SECURITY
                             ----------------------

SECTION 3.1.   Security Interest.
---------------------------------
     To secure all of Borrower's Obligations to Lender, Borrower hereby pledges to, mortgages, assigns, transfers, sets over and grants to Lender a continuing general lien on and security interest in all of the Collateral, wherever located, whether now owned or hereafter acquired or created, together with all replacements and substitutions therefor, and the cash and non-cash proceeds thereof. The liens and security interests of Lender in the Collateral shall be first and prior perfected liens and security interests and may be retained by Lender until all of Borrower's obligations to Lender hereunder have been satisfied in full.


SECTION 3.2.   Financing Statements.
------------------------------------
     Concurrently with the execution hereof, Borrower shall execute and deliver financing statements to Lender (in form satisfactory to Lender) evidencing Lender's security interest in the Collateral. Borrower agrees to furnish Lender other financing statements as may be required by Lender in its sole discretion.


SECTION 3.3.   Documents to be Delivered to Lender.
---------------------------------------------------
          (a) Concurrently with the execution and delivery of this Agreement, Borrower shall deliver to Lender the following documents each in form and substance satisfactory to Bank: an Availability and Compliance Certificate and such other documentation as Lender may require.

          (b) For each office of Borrower, Lender's security interest in the Receivables shall attach immediately upon the creation or acquisition thereof by Borrower, regardless of whether the same be then or thereafter delivered to Lender. All Receivables shall be stamped and endorsed to Lender as follows to evidence the assignment thereof to Lender:

                           THIS DOCUMENT IS SUBJECT
                            TO A SECURITY INTEREST
                            IN FAVOR OF SUMMIT BANK

     If Lender shall so require, Borrower shall deliver to Lender (or to a designee of Lender at Lenders discretion), the Collateral and all documents or instruments relating to the Collateral or any other property in which Borrower has granted Lender a security interest hereunder, including, but not limited to, all of Borrower's Books and Records; shall execute and deliver to Lender (or to a designee of Lender at Lender's discretion), such assignments, mortgages, financing statements, amendments thereto and continuation statements thereof, in form satisfactory to Lender, and such additional agreements, documents or instruments as Lender may, from time to time, require to evidence, perfect and continue perfected Lender's liens and security interests granted hereunder. For purposes of this Article III, the parties hereto agree that, until notice to the contrary hereunder, the custodian(s) under the Custodian Agreement or Agreements as from time to time in effect, shall be deemed to be the designee of Lender, as agent and, following the occurrence of a Default or Event of Default hereunder, Lender, as agent shall have the right to direct or redirect the delivery of all or any of the foregoing items to any other designee. Notwithstanding the previous sentence, each Borrower shall deliver to Lender, as agent all documents, instruments and material (including, without limitation, mortgages and assignments) evidencing or related to Real Estate Loans and unsecured loans. Lender, as agent may in its sole discretion record or file any such document, instrument or agreement as it may from time to time deem desirable.


SECTION 3.4.   Collections.
---------------------------
     Notwithstanding the assignment of the Receivables by Borrower to Lender, until notice to the contrary from Lender or until the occurrence of an Event of Default, Borrower may service, manage, enforce and receive Collections on Receivables for the account of Lender. Borrower shall have no power to make any unusual allowance or credit to any obligor without Lender's prior written consent.

     After any Event of Default, Lender may require Borrower to endorse and deposit all Collections within one (1) Business Day of receipt thereof and in the original form received (except for the endorsement of Borrower, if necessary, to enable the collection of instruments for the payment of money, which endorsements Borrower hereby agrees to make) in such account maintained with such depository as Lender may from time to time specify, such account to limit withdrawals by Borrower therefrom only to the order of Lender, but to permit withdrawals by Lender therefrom without the co-signature of Borrower. Lender may also require at any time Borrower to enter into an appropriate lockbox agreement with Lender or another financial institution acceptable to Lender, in form and content acceptable to Lender, with respect to opening and maintaining a lockbox arrangement for the Collections. Such lockbox agreements shall be irrevocable so long as Borrower is indebted to Lender pursuant to this Agreement.


SECTION 3.5.   Additional Rights of Lender; Power of Attorney.
--------------------------------------------------------------
          (a) In addition to all the rights given to Lender hereunder, Lender shall have the right at any time after an Event of Default to notify the obligors of all Receivables to make payment thereon directly to Lender, and to take control of the cash and non-cash proceeds of such Receivables. When Collections received by Lender have been converted into cash form, Lender shall forthwith apply the same first in discharge of all expenses, fees, costs and charges including attorney's fees and costs of Collections; second to pay all interest accrued under the Note and this Agreement; third to pay principal due under the Note and this Agreement; and then to pay any other sums due to Lender under the terms of this Agreement.

          (b) Borrower irrevocably appoints Lender its true and lawful attorney, with power of substitution, in the name of Borrower or in the name of Lender or otherwise, for the use and benefit of Lender, but at the cost and expense of Borrower, without notice to Borrower to demand, collect, receipt for and give renewals, extensions, discharges and releases of any Receivables; to institute and to prosecute legal and equitable proceedings to realize upon any Receivables; to settle, compromise, or adjust claims; to take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds thereof; to endorse the name of Borrower upon any notes, checks, drafts, money orders, or other evidences of payment of Receivables; to sign Borrower's name on any instruments or documents relating to any of the Collateral or on drafts against account debtors; to do all other acts and things necessary, in Lender's sole judgment, to effect collection of the Receivables or protect its security interest in the Collateral; and generally to sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with the Receivables as fully and completely as though Lender were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirement of notice to Borrower or other persons under applicable laws.

          (c) Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all expenses, costs, liabilities or damages (including, without limitation, reasonable attorneys' fees) sustained by Lender by reason of any misrepresentation, breach of warranty or breach of covenant by Borrower whether caused by Borrower, any obligor or others; and also all court costs and all other out of pocket expenses Lender incurs in enforcing or attempting to enforce payment of the Loans or any Receivables, in supervising the records and proper management and disposition of the Collection of Receivables or in prosecuting or defending any of Lender's rights under this Agreement, it being expressly agreed that after an Event of Default Lender my recover from Borrower all expenses incurred by Lender in enforcing or attempting to enforce payment of the Loans or any Receivables, in supervising the records and proper management and disposition of the Collection of Receivables or in prosecuting or defending any of Lender's rights under this Agreement including the internally allocated costs of Lender's employees and agents.


                  ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                  -------------------------------------------

SECTION 4.1.   Representations and Warranties of Borrower.
----------------------------------------------------------
     Borrower represents and warrants and shall continue to represent and warrant to Lender until Borrower's Obligations to Lender hereunder have been satisfied in full as follows:

          (a)  As to the Receivables generally:

               (i) Borrower, or where Borrower was not the original lender, to the best of Borrower's knowledge, the original lender had full power and authority to make the loans (or other extensions of credit) evidenced by the Receivables and all such Receivables and all Books and Records related thereto are genuine, based on enforceable contracts and are in all respects what they purport to be;

               (ii) All Receivables (A) have been duly authorized, executed, delivered by the parties whose names appear thereon and are valid and enforceable in accordance with their terms; (B) any chattels described therein are and will be accurately described and are and will be in the possession of the parties granting the security interest therein; and (C) any material applicable filing or recording law with respect thereto will have been complied with to the extent necessary to create or perfect Borrower's security interest therein;

               (iii) The form and content of all Receivables and the security related thereto and the transactions from which they arose comply in all material respects (and in any event in all respects necessary to maintain and ensure the validity and enforceability of the Receivables) with any and all applicable laws, rules and regulations, federal, state and/or local, controlling the extension of credit and the creation of a security interest in personal property or a mortgage in real property, as the case may be, including, without limitation, any usury laws, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Trade Commission's Rules and Regulations and Regulation Z of the Federal Reserve Board, as any of the foregoing may be amended from time to time;

               (iv) The original amount and unpaid balance of each Receivable on Borrower's Books and Records and on any statement or schedule delivered to Lender, including, without limitation, the Schedule of Receivables, is and will be the true and correct amount actually owing to Borrower as of the date each Receivable is pledged to Lender, is not subject to any claim of reduction, counterclaim, set-off, recoupment or any other claim, allowance or adjustment; and Borrower has no knowledge of any fact which would impair the validity or collectability of any Receivables;

               (v) All security agreements, title retention instruments, mortgages and other documents and instruments which are security for Receivables contain a correct and sufficient description of the real or personal property covered thereby, and, subject to the rights of Lender hereunder and the interests of Borrower as holder of such security agreements, title retention instruments or mortgages or other documents or instruments, are perfected security interests and liens;

               (vi) Borrower has made an adequate credit investigation of the obligor of each Receivable and has determined that his or her credit is satisfactory and meets the standards generally observed by prudent finance companies and conforms generally to the company's policies.

               (vii) Borrower has good and valid indefeasible title to the Receivables, free and clear of all prior assignments, claims, liens, encumbrances and security interests, and has the right to pledge and grant Lender a security interest in the same, in the manner provided in this Agreement.


SECTION 4.2.   Organization and Good Standing.
----------------------------------------------
     Borrower is a corporation duly organized and validly existing in good standing under the laws of the state of its organization; has all necessary lawful power and authority to engage in the business it conducts; and is duly qualified as a foreign corporation and in good standing in those states wherein the nature of business or property owned by it requires such qualification, all as shown on SCHEDULE 4.2 attached hereto and made part hereof.


SECTION 4.3.   Perfection of Security Interest.
-----------------------------------------------
     Upon filing of duly executed financing statements describing the Collateral disclosing Borrower as "Debtor" and Lender as "Secured Party", and delivery of the Collateral to Lender, if required, Lender will have a first perfected security interest in the Collateral superior in right of interest to all other persons, including, without limitation, purchasers from, or lien creditors or receivers or trustees in bankruptcy, of Borrower.


SECTION 4.4.   No Violations.
-----------------------------
     The making and performance of the Credit Documents, do not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award; or result in default, or in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of Borrower (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which Borrower is a party or by which Borrower or its property is bound and no failure of it to comply with any suit, law, rule, regulation, judgment, order, writ, decree, determination or award would have a material adverse effect on its condition, financial or otherwise, or on its business, properties, assets or operations.


SECTION 4.5.   Power and Authority.
-----------------------------------
     Borrower has full power and authority to enter into, execute and deliver and perform the Credit Documents related hereto and to the Collateral; to borrow monies hereunder, to incur the obligations herein provided for; to pledge and grant Lender a security interest in the Collateral; and has taken all action (corporate and otherwise) necessary to authorize the execution, delivery and performance of Credit Documents.


SECTION 4.6.   Validity of Agreements.
--------------------------------------
     This Agreement and each of the Credit Documents related hereto are, or when delivered to Lender will be, duly executed and constitute valid and legally binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except to that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.


SECTION 4.7.   Litigation.
--------------------------
     Except as shown on SCHEDULE 4.7 attached hereto and made part hereof, there is no pending order, notice, claim, action, suit, litigation, proceeding or investigation against or affecting Borrower or to the best of Borrower's knowledge, threatened against or affecting Borrower, whether or not fully covered by insurance, which, if adversely determined, would have a material adverse effect on the condition, financial or otherwise of Borrower or the business, properties, operations or assets of Borrower or the ability of Borrower to perform its obligations under the Credit Documents.


SECTION 4.8.   License, Consents and Compliance.
------------------------------------------------
     Except as shown on SCHEDULE 4.8 attached hereto and made part hereof, Borrower is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including, without limitation, those administered by the Local Authorities), material to the conduct of its business and operations; Borrower possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business and the same are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents governmental (federal, state or local) or non-governmental, under the terms of contracts or otherwise, are required by reason of or in connection with Borrower's execution and performance of the Credit Documents.


SECTION 4.9.   Accuracy of Information; Full Disclosure.
--------------------------------------------------------
          (a) All financial statements, including any related schedules and notes appended thereto, delivered and to be delivered to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP and do and will fairly present the financial condition of Borrower on the dates thereof and results of operations for the periods covered thereby and disclose all liabilities of any kind of Borrower.

          (b) Since June 30, 2000 there has not been any material adverse change in the financial condition, business or operations of Borrower or its Subsidiaries.

          (c) No representation, statement, information or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower in connection with the transactions contemplated hereunder, contains or will contain any untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Borrower has disclosed to Lender in writing any and all facts which materially and adversely affect the business, properties, operations or conditions, financial or otherwise of Borrower, or Borrower's ability to perform its obligations under this Agreement.


SECTION 4.10.  Taxes.
---------------------
     Borrower has filed and will file all tax returns (federal, state and local) which are required to be filed and pay when due all taxes, license and other fees with respect to the Collateral and the business of Borrower except taxes contested in good faith for which adequate reserves have been established by Borrower on its Books and Records.


SECTION 4.11.  Indebtedness.
----------------------------
     Except as shown on SCHEDULE 4.11 attached hereto and made part hereof and for Borrower's Obligations to Lender, Borrower has no outstanding indebtedness or obligations under any credit agreement, indenture, purchase agreement, guaranty, capital lease, or other investment, agreement or arrangement (including contingent obligations and obligations under leases of property from others).


SECTION 4.12.  Investments.
---------------------------
     Except as shown on SCHEDULE 4.12 attached hereto and made part hereof, Borrower has no Subsidiaries or Affiliates, or investments in or loans to any other individuals or business entities.


SECTION 4.13.  ERISA.
---------------------
     Except as shown on SCHEDULE 4.13 attached hereto and made part hereof, no reportable event, as such term is defined in Title IV of ERISA ("Reportable Event")has occurred with respect to, nor has there been terminated, any Plan maintained for employees of either Borrower or any member of the controlled group of corporations (as such term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1954, as amended) of which Borrower is a member.


SECTION 4.14.  Hazardous Wastes, Substances and Petroleum Products.
-------------------------------------------------------------------
     Except as shown on SCHEDULE 4.14 attached hereto and made part hereof,

          (a) Borrower (i) has received all permits and filed all notifications necessary to carry on its respective business and (ii) is in compliance in all respects with all Environmental Control Statutes.

          (b) Borrower has not given any written or oral notice to the EPA or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products on properties owned or leased by Borrower or in connection with the conduct of its business and operations.

          (c) Borrower has not received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.


SECTION 4.15.  Solvency.
------------------------
     Borrower is, and after receipt and application of the first advance will be, solvent such that (a) the fair value of its assets (including, without limitation, the fair salable value of such Borrower's Intangible Assets) is greater than the total amount of its liabilities, including, without limitation, contingent liabilities, (b) the present fair salable value of its assets (including, without limitation, the fair salable value of its Intangible Assets) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. Borrower does not (i) intend to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, or (ii) engage in a business or transaction, nor is about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Section 4.15, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability.


SECTION 4.16.  Business Location.
---------------------------------
     Borrower's principal place of business where Borrower keeps its records concerning the Collateral and the location of all other places of business of Borrower and the names in which Borrower conducts business at each such location are shown on SCHEDULE 4.16 attached hereto and made part hereof.


SECTION 4.17.  Capital Stock.
-----------------------------
     All of Borrower's issued and outstanding capital stock is owned as shown on SCHEDULE 4.17 attached hereto and made part hereof.


SECTION 4.18.  Year 2000 Compliance.
------------------------------------
     The advent of the year 2000 shall not adversely affect the Borrower's operation or the performance of its information technology. Without limiting the generality of the foregoing, (i) the hardware and software utilized by Borrower are designed to be used prior to, during, and after calendar year 2000 A.D. and such hardware and software will operate during each such time period without error relating to date data specifically including any error relating to, or the conduct of, date data which represents or references different centuries or more than one century, (i) the hardware and software utilized by Borrower will not abnormally end or provide invalid or incorrect results as a result of date data, and (iii) the hardware and software utilized by Borrower have been designed to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.


SECTION 4.19.  No Extension of Credit for Securities.
-----------------------------------------------------
     Borrower is not now and will not be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation G, T, U and X of the Board of Governors of the Federal Reserve System) or other securities, and no part of the proceeds of the Loans hereunder has been or will be applied for the purpose of purchasing or carrying or trading in any such stock or securities or of refinancing any credit previously extended, or of extending credit to others, for the purpose of purchasing or carrying any such margin stock, margin securities or other securities in contravention of such Regulations.


SECTION 4.20.  No Default.
--------------------------
     Borrower is not in default with respect to any of its existing indebtedness, and the making and performance of this Agreement and the Note and Credit Documents does not conflict with any provisions of its charter, by-laws or other organizational documents.


SECTION 4.21.  Ownership and Liens.
-----------------------------------
     Except as shown on SCHEDULE 4.21 attached hereto and made part hereof, Borrower has title to, or has a valid leasehold interest in, all of its properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements of Borrower and none of the properties and assets owned by Borrower and none of its leasehold interests are subject to any Lien.


SECTION 4.22.  Benefits.
------------------------
     Borrower has received, or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other Loan Documents, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other Loan Documents to which it is a party.


SECTION 4.23.  Material Fact Representations.
---------------------------------------------
     Neither this Agreement nor any other agreement, document, certificate, or written statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated in any of the loan documents contains any untrue statement of a material adverse fact. There are no material adverse facts or conditions relating to the making of the commitments hereunder, any of the Collateral, and/or the financial condition, Property (including the Collateral), business operations or prospects of Borrower known to Borrower. All writings heretofore or hereafter exhibited or delivered to Lender by or on behalf of Borrower are and will be genuine and what they purport to be.


SECTION 4.24.  Holding Company.
-------------------------------
     Borrower is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                        ARTICLE V - CONDITIONS TO LOANS
                        -------------------------------

SECTION 5.1.   Documents to be Delivered to Lender Prior to First Loan.
-----------------------------------------------------------------------
     Prior to the first Advance, Borrower shall deliver or caused to be delivered to Lender of the following (each in form and substance satisfactory to Lender):

          (a)  This Agreement duly executed by each of the parties  hereto;

          (b)  The Note, duly and properly executed;

          (c) The Blanket Assignment of Chattel Paper and Motor Vehicle Titles duly and properly executed;

          (d)  The Trial Balance listing all open Accounts;

          (e) A copy of Borrower's incorporation documents certified as of a recent date by the secretary of state of the state of incorporation of Borrower; and bylaws, certified as of a recent date by Borrower's corporate secretary;

          (f) Certificates of good standing in Borrower's state of incorporation and in each jurisdiction in which Borrower is qualified to do business;

          (g) A certified copy of resolutions of Borrower's Board of Directors or other governing body, authorizing the execution, delivery and performance of the Note and this Agreement, and all other documents and instruments to be executed in connection with the Note and this Agreement; the pledge of the Collateral to Lender as security for the Loans made hereunder; the borrowing evidenced by the Note, and designating the appropriate officers to execute and deliver the Note, this Agreement and all other documents and instruments to be executed in connection therewith;

          (h) Certificates of Borrower's corporate secretary (or other appropriate officer) as to the incumbency and signatures of officers of Borrower signing the Note and this Agreement and other documents and instruments to be delivered pursuant hereto;

          (i) The written opinion of counsel to Borrower as addressed to Lender;

          (j) A certificate, dated the date of this Agreement, signed by the President or Vice President of Borrower to the effect that to the best of that officer's knowledge (i) representations and warranties set forth herein are true and correct as of the date hereof in all material respects and (ii) no Event of Default hereunder, or no event which, with the giving of notice or passage of time or both, could become such an Event of Default, has occurred or could occur, Borrower's corporate seal being affixed to such certificate and Borrower's corporate Secretary attesting thereto;

          (k)  Documents required by Section 3.3 hereof;

          (l) The Subordination Agreements duly executed by each holder of Subordinated Debt, together with copies of the documents, instruments and writings evidencing such Subordinated Debt;

          (m) Completion of Lender's due diligence including collateral audit, with results satisfactory to Lender;

          (n) Evidence of payoff of prior indebtedness and satisfaction of liens;

          (o)  Completed Availability and Compliance Certificate;

          (p)  Evidence of property and casualty insurance;

          (q) Completed Uniform Commercial Code liens, federal and state tax lien and judgment lien searches;

          (r) Execution and delivery by landlord and/or mortgagee of waivers for all properties that Borrower conducts business; and

          (s) All other documents that Lender may request in its sole discretion.


SECTION 5.2.   Conditions to All Loans.
---------------------------------------
     The obligation of Lender to make each Advance hereunder pursuant to
Section 2.1 is conditioned upon Borrower's satisfaction of each of the conditions specified in Sections 2.1, 3.2, 3.3 and 5.1 and upon the continuing accuracy of the representations and warranties made by Borrower herein, and the absence, after giving effect to such Advances and the receipt of the proceeds thereof and the retirement of any indebtedness currently being retired out of the proceeds of such Loan, of any Event of Default or any event which with the giving of notice or the lapse of time, or both, would constitute such an Event of Default.


SECTION 5.3.   Additional Conditions to Certain Advances.
---------------------------------------------------------
     The obligation of Lender to make each Advance hereunder is conditioned upon the receipt by Lender of the following:

          (a) A copy of the applicable purchase documents with respect to which Borrower is making any such material acquisition ("Purchase Documents"), together with true and correct copies of all necessary consents and required approvals with respect to the transactions contemplated thereby;

          (b) Such financing statements, or amendments thereto, as Lender deems appropriate, together with the other documents required by Sections 3.2 and 3.3 hereof;

          (c)  A completed Loan Request Form required under Section 2.4 hereof;

          (d) Uniform Commercial Code lien, federal, state and local tax lien, judgment lien, PBGC and EPA searches against Borrower and, if requested by Lender, the seller of the assets being acquired, in those offices and jurisdictions as Lender shall reasonably request; and

          (e) All other documents that Lender may request in its sole discretion.


                 ARTICLE VI - BORROWER'S AFFIRMATIVE COVENANTS
                 ---------------------------------------------

     In addition to the covenants contained in Article III hereof relating to the Collateral, until the satisfaction in full of all of Borrower's Obligations to Lender, Borrower covenants and agrees as follows:


SECTION 6.1.   Borrower's Place of Business and Books and Records.
------------------------------------------------------------------
     To promptly advise Lender in writing of (a) the establishment of any new places of business by Borrower and of the discontinuance of any existing places of business of Borrower; and Borrower will take any and all actions and execute any and all documents and instruments requested by Lender in order to effect and perfect the security interest granted in this Agreement, (b) the creation of any Subsidiaries or affiliated entities; and (c) the acquisition and or use of any trade name or trade style.


SECTION 6.2.   Reporting Requirements.
--------------------------------------
     To deliver to Lender within the specified time:

          (a) Within ninety (90) days after the close of each fiscal year, audited financial statement of Borrower's business for the fiscal year then ended consisting of balance sheets, income statements and statements of equity and cash flows of Borrower, if any, as of the end of such fiscal year, all in reasonable detail, prepared in accordance with generally GAAP, including all supporting schedules and comments, prepared by an independent certified public accountant selected by Borrower and acceptable to Lender;

          (b) Within forty-five (45) days after the close of each fiscal quarter, reviewed financial statement of Borrower's business for the fiscal quarter then ended consisting of balance sheets, income statements and statements of equity and cash flows of Borrower, if any, as of the end of such fiscal year, all in reasonable detail, prepared in accordance with generally GAAP, including all supporting schedules and comments, prepared by an independent certified public accountant selected by Borrower and acceptable to Lender;

          (c) Within thirty (30) days after the close of each calendar month in each fiscal year, Borrower's financial statements, to include a balance sheet and income statement subject to year end audit adjustment, all in reasonable detail, prepared in accordance with GAAP, including all supporting schedules and comments, prepared by Borrower or by an independent certified public accountant selected by Borrower and acceptable to Lender.

          (d) Within fifteen (15) days of the end of each calendar month, for the prior month, (i) an Availability and Compliance Certificate, Schedule of Receivables and Assignment duly completed; (ii) a report detailing accounts receivable; (iii) a detailed Delinquency Report; and (iv) such other additional reports requested by Lender, each in detail and format satisfactory to Lender;

          (e) The additional documents required to be furnished to Lender pursuant to Section 3.3 hereof.

          (f) By April 15th of each year, a copy of (i) the completed and signed Federal Income Tax Return, including all schedules, for each Guarantor and (ii) the personal financial statement for each Guarantor on the Lender's form duly computed and signed by each such Guarantor.

          (g) Simultaneously with the filing with the United States Securities and Exchange Commission and/or any applicable state agency all quarterly and yearly filings on behalf of Borrower.

          (h) Once in every 365 day period, Borrower can request in writing an additional 10 days for the documents required to be produced in Section 6.2(b),
(c) and (d).


SECTION 6.3.   Borrower's Books and Records.
--------------------------------------------
     To keep accurate and complete Books and Records concerning the Collateral and all transactions with respect thereto consistent with sound business practices and will comply with Lender's reasonable requirements, from time to time in effect, including those concerning the submission of reports on all items of Collateral including those which are deemed to be delinquent; the form of delinquency reports, the frequency with which such reports shall be submitted to Lender (which in any case shall be no less frequently than monthly) and the standards for determining which Collateral transactions are deemed delinquent for this purpose, shall at all times be reasonably satisfactory to Lender. Lender through its employees or agents shall have the right at any time during regular business hours to inspect and to copy applicable Books and Records of Borrower.


SECTION 6.4.   Financial Covenants.
-----------------------------------
     To maintain the following financial covenants:

          (a)  Adjusted Net Worth.

               A Tangible Net Worth of at least One Million Five Hundred Thousand Dollars ($1,500,000) to be tested on the last day of each month provided however that once every 365 days upon the written request of Borrower, Borrower shall be entitled to an additional forty-five (45) days to satisfy the monthly Adjusted Net Worth test.

          (b)  Senior Debt to Adjusted Net Worth Ratio.

               Senior Debt to Tangible Net Worth Ratio not greater than 4.0 to
1.0 to be tested on the last day of each month provided however that once every 365 days upon the written request of Borrower, Borrower shall be entitled to an additional forty-five (45) days to satisfy the monthly Senior Debt to Adjusted Net Worth Ratio.

          (c)  Bad Debt Reserve.

               Borrower shall maintain on its books and records a Bad Debt Reserve of the ratio of actual losses to average net receivables to the then most recent twelve (12) month period to be reviewed and tested on the last day of each month. Any deficiency in the amount of the Bad Debt Reserve maintained by Borrower shall result in a commensurate adjustment to Borrower's earnings and Adjusted Net Worth for purposes of calculating the financial covenants and earnings.

          (d)  Interest Coverage Ratio.

               An Interest Coverage Ratio not less than 1.1 to 1 to be tested on the last day of each fiscal quarter PROVIDED HOWEVER that as of the fiscal quarter ending July 31, 2001, Borrower shall maintain an Interest Coverage Ratio of not less than 1.25 to 1 to be tested on the last day of each fiscal quarter provided however that once every 365 days upon the written request of Borrower, Borrower shall be entitled to an additional forty-five (45) days to satisfy the monthly Interest Coverage Ratio.


SECTION 6.5.   Collateral in Compliance With Applicable Law.
------------------------------------------------------------
          (a) All Receivables shall comply in all material respects with all applicable federal, state and local laws, rules, regulations, proclamations, statutes, orders and interpretations at the time when Lender obtains any interest therein pursuant to this Agreement.

          (b) Borrower shall comply in all respects with all local, state and federal laws and regulations applicable to its business including, without limitation, the Consumer Finance Laws, Environmental Control Status, and all laws and regulations of the Local Authorities, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrower; and notify Lender immediately in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any such franchises or grants of authority.

          (c) With respect to the Environmental Control Statutes, Borrower shall notify Lender when, in connection with the conduct of Borrower's business or operations, any person (including, without limitation, EPA or any state or local agency) provides oral or written notification to Borrower with regard to an action or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products; and notify Lender in detail immediately upon the receipt by Borrower of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default.


SECTION 6.6.   Notice of Default.
---------------------------------
     Promptly notify Lender of the occurrence of any Default or Event of Default under this Agreement or under the Note or of any fact, condition or event which, with the giving of notice, passage of time, or both, would become an Event of Default.


SECTION 6.7.   Corporate Existence, Properties, Etc.
----------------------------------------------------
          (a) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to it;

          (b) maintain, preserve and protect all franchises, licenses and trade names and preserve all the remainder of its property used or useful in the conduct of its business; and

          (c) maintain in effect insurance with financially sound, responsible and reputable insurance companies or associations in such amounts and covering such risks as shall be consistent with good present business practices in the industry.


SECTION 6.8.   Payment of Indebtedness, Taxes, Etc.
---------------------------------------------------
     To (a) pay all of its indebtedness and obligations promptly and in accordance with normal terms and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves (as may be required in accordance with generally accepted accounting principles) with respect to any such indebtedness, tax, assessment, charge, levy or claim, so contested.


SECTION 6.9.   Notice Regarding Any Plan.  Furnish to Lender:

          (a) as soon as possible, and in any event within thirty (30) days after any executive officer of Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan maintained in whole or in part for the employees of Borrower, a statement of the Chief Financial Officer or Treasurer of Borrower setting forth details as to such Reportable Event and the action which is proposed to be taken with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC;

          (b) promptly after receipt thereof, a copy of any notice which Borrower or, to the knowledge of Borrower, may receive from the PBGC relating to the intention of such Corporation to terminate any Plan maintained in whole or in part for the benefit of employees of Borrower or to appoint a trustee to administer any such Plan.


SECTION 6.10.  Other Information.
---------------------------------
     From time to time upon request of Lender, to furnish to Lender such additional information and reports regarding the Collateral and the operations, businesses, affairs, prospects and financial condition of Borrower as Lender may request.


SECTION 6.11.  Litigation.
--------------------------
     Promptly notify Lender of any material litigation instituted or, to Borrower's knowledge, threatened against Borrower and of the entry of any material judgment or lien against any property of Borrower.


SECTION 6.12.  Management.
--------------------------
     Continue to be managed by management satisfactory to Lender.


SECTION 6.13.  Business Location.
---------------------------------
     Notify Lender: (a) at least thirty (30) days prior to: (i) any proposed change in its principal place of business; (ii) any additional places of business of Borrower; and (iii) the names in which Borrower conduct business at each such location; and (b) within one (1) Business Day following any proposed change in or additional custodians under any Custodian Agreement. Upon request of Lender, Borrower will execute and deliver such additional financing statements, amendments thereto, Custodian Agreements or amendments thereto and such other additional documents, instruments and writings, and take such other action as Lender shall request to obtain, maintain or continue its perfected and first priority Lien on and security interest in the Collateral.


SECTION 6.14.  Operations.
--------------------------
     Maintain satisfactory credit underwriting and operating standards, including, with respect to each obligor of each Receivable, the completion of an adequate investigation of such obligor and a determination that the credit history and anticipated performance of such obligor is and will be satisfactory and meets the standards generally observed by prudent finance companies.


SECTION 6.15   Audits.
----------------------
     Prior to an Event of Default, Lender shall conduct collateral audits and examinations at least every one hundred and twenty days.


SECTION 6.16.  Year 2000.
-------------------------
     The advent of the year 2000 shall not adversely affect the Borrower's operation or the performance of its information technology. Without limiting the generality of the foregoing, (i) the hardware and software utilized by Borrower are designed to be used prior to, during, and after calendar year 2000 A.D. and such hardware and software will operate during each such time period without error relating to date data specifically including any error relating to, or the conduct of, date data which represents or references different centuries or more than one century, (i) the hardware and software utilized by Borrower will not abnormally end or provide invalid or incorrect results as a result of date data, and (iii) the hardware and software utilized by Borrower have been designed to ensure year 2000 A.D. compatibility, including date data, century recognition, leap year, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.


SECTION 6.17   Taxes.
---------------------
     Promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such property or any part thereof.


SECTION 6.18   Maintenance of Properties.
-----------------------------------------
     Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear accepted.


SECTION 6.19.  Payment of Note.
-------------------------------
     Punctually pay or cause to be paid the principal of, accrued interest on and all other amounts payable hereunder and under the Note in accordance with the terms hereof or thereof.


SECTION 6.20.  Insurance.
-------------------------
     To maintain (a) liability insurance and fire and other hazard insurance on their Property, with responsible insurance companies approved by Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity with endorsements naming Lender as additional insured with respect to casualty insurance; and (b) within thirty
(30) days after notice from Lender, obtain such additional insurance as Lender shall reasonably require, all at the sole expense of Borrowers. Copies of such policies shall be furnished to Lender without charge upon obtaining such coverage or any renewal of or modification to such coverage.


                        ARTICLE VII- NEGATIVE COVENANTS
                        -------------------------------

     Borrower covenants and agrees with Lender that until satisfaction of all of Borrower's obligations to Lender hereunder, Borrower will not do any of the following without the prior written consent of Lender:


SECTION 7.1.   Loans to Affiliates.
-----------------------------------
     Make any loan or extension of credit to any affiliate, officer, shareholder, director or employee of Borrower except as set forth in Schedule 7.1.


SECTION 7.2.   Subordinated Debt Repayment.
-------------------------------------------
     Make any payment of principal on Subordinated Debt or make any payment of interest on Subordinated Debt during any period that an Event of Default has occurred and is continuing under this Agreement or make any payment of interest if such payment would cause an Event of Default.


SECTION 7.3.   Nature of Business.
----------------------------------
     Engage in any business other than the business in which it is currently engaged and will not make any material change in the nature of the financings which Borrower extends, including, without limitation, the generality of the foregoing, matters relating to size, type, term, nature and dollar amount.


SECTION 7.4.   Negative Pledge.
-------------------------------
     Assign, discount, pledge, sell or otherwise dispose of or encumber any Receivables or the Collateral except as contemplated by this Agreement.


SECTION 7.5.   Compliance with Formula.
---------------------------------------
     Permit the aggregate amount of all Loans outstanding at any time to exceed the Borrowing Base.


SECTION 7.6.   Mergers and Sales.
---------------------------------
     Acquire all or substantially all of the assets or shares of stock of or other equity interest in any entity, be a party to any consolidation or merger or sell, transfer or otherwise dispose of all or any substantial part of its assets.


SECTION 7.7.   Use of Proceeds.
-------------------------------
     Use the proceeds of any loan or advance made by Lender hereunder for purposes other than in connection with Borrower's creation of Consumer Purpose Loans or the acquisitions permitted pursuant to Section 7.11 and for working capital and general corporate purposes. Borrower will not directly or indirectly use any portion of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock.


SECTION 7.8.   Indebtedness.
----------------------------
     Except for the indebtedness shown on SCHEDULE 4.11, borrow any monies or create any indebtedness except (i) borrowings from Lender hereunder; (ii) Subordinated Debt; and (iii) trade indebtedness in the normal and ordinary course of business for value received.


SECTION 7.9.   Guaranties.
--------------------------
     Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of others except to endorse checks or drafts in the ordinary course of business.


SECTION 7.10.  Amendment to Subordinated Debt.
----------------------------------------------
     Amend or permit the amendment of the documents and instruments evidencing Subordinated Debt.


SECTION 7.11.  Purchase of Receivables.
---------------------------------------
     Engage as its primary business in the purchase and sale of Receivables from any party other than a Borrower; provided, however, that Borrower may from time to time acquire Receivables and related assets for purchase price not to exceed $250,000 in the aggregate over the term of this Facility.


SECTION 7.12.  Investments and Acquisitions.
--------------------------------------------
     Make any investments in any other firm or corporation; or enter into any new business activities or ventures not related to the present business; or create any subsidiary corporations.


SECTION 7.13.  Environmental.
-----------------------------
     Use, generate, treat, store, dispose of or otherwise introduce, any Hazardous Material into or on any property owned or leased by Borrower and will not cause, suffer, allow or permit anyone else to do so, except in an environmentally safe manner through methods which have been approved by and meet all of the standards of the EPA and any other federal, state or local agency with authority to enforce Environmental Control Statutes. Borrower hereby agrees to indemnify, reimburse, defend and hold harmless Lender and its respective directors, officers, agents and employees ("Indemnified Parties") for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interests, losses, expenses and reasonable attorneys' fees and expenses (including such fees and expenses incurred in enforcing this indemnity) asserted against, and imposed on or incurred by any of the Indemnified Parties directly or indirectly pursuant to or in connection with the application of any Environmental Control Statute to acts or omissions occurring at any time on or in connection with any real estate owned or leased by Borrower or any business conducted thereon.


SECTION 7.14   Liens.
---------------------
     Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

          (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which appropriate reserves are maintained and so long as no foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect thereto and so long as Lender has been notified thereof;

          (b) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemens', and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which appropriate reserves have been established and so long as no foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect thereto;

          (c) Liens under workers' compensation, unemployment insurance, social security, or similar legislation;

          (d) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for payment of money), leases (permitted under the terms of this Agreement), or public or statutory obligations; surety, indemnity, performance, or other similar bonds; or other similar obligations arising in the ordinary course of business; and

          (e) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto.


SECTION 7.15.  Distributions.
-----------------------------
     Declare or make any Distributions other than Permitted Tax Distributions so long as (a) on or before any such Distribution is made Borrower delivers to Lender a copy of Borrower's tax returns and any other supporting documents reflecting calculations on which such Distribution is based; and (b) after taking into account any proposed Permitted Tax Distribution no event of Default shall be outstanding provided however that Borrower may make distributions with the prior written consent of Lender.


SECTION 7.16.  Charter Documents and Business Terminations.
-----------------------------------------------------------
          (a) Issue, sell or commit to issue or sell any shares of Borrower's capital stock of any class, or other equity or investment security which sale or issuance would cause a change in control or a change in current management;

          (b) Amend or otherwise modify its corporate charter or otherwise change a Borrower's corporate structure in any manner which will have a materially adverse effect on Borrowers' business, operations, Property or prospects, or which will have a material adverse effect upon Borrowers ability to perform, promptly and fully, their obligations hereunder or under any of the other Loan Documents (including the Obligations); or

          (c) Take any action with a view toward a Borrower's dissolution, liquidation or termination, or, in fact, dissolve, liquidate or terminate a Borrower's existence.


                        ARTICLE VIII- EVENTS OF DEFAULT
                        -------------------------------

     Each of the following events shall constitute an event of default by Borrower under this Agreement ("Event of Default"):


SECTION 8.1.   Failure to Make Payments.
----------------------------------------
     The failure of Borrower to make any principal or interest payment when due under the Note or under this Agreement or the failure of Borrower to make any other payment hereunder.


SECTION 8.2.   Information, Representations and Warranties.
-----------------------------------------------------------
     Any material financial statement, written information furnished or representation or warranty, certificates, document or instrument made or given by Borrower herein or furnished in connection herewith shall prove to be materially false, misleading or incorrect.


SECTION 8.3.   Covenants and Agreements.
----------------------------------------
     The failure of Borrower to observe, perform or abide by any covenant, warranty, agreement or provision of the Note or this Agreement or any other agreement, document or instrument related hereto, or any of the documents executed by Borrower in connection herewith or referred to herein or in connection with or relating to the Collateral, provided however that at Borrower's request it may have one additional fifteen (15) days grace period.


SECTION 8.4.   Collateral.
--------------------------
     At any time after the grant to Lender of a security interest in or lien upon any Collateral, Lender's interest therein shall for any reason cease to be a valid and subsisting lien in favor of Lender and/or a valid and perfected security interest in and to the Collateral purported to be covered thereby having the priority set forth therein, provided that such cessation shall, in the reasonable opinion of Lender, be material and prejudice the ability of Borrower to meet its obligations hereunder.


SECTION 8.5.   Defaults Under Other Agreements.
-----------------------------------------------
     Any default by Borrower under the terms of any other agreement, document or instrument to which Borrower is a party.


SECTION 8.6.   Change in Ownership or Control.
----------------------------------------------
     Any change in the majority ownership or control of Borrower.


SECTION 8.7.   Certain Events.
------------------------------
     The occurrence of any of the following with respect to Borrower:

          (a)  Voluntary Proceedings.

               It shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due as defined in the United States Bankruptcy Code as now constituted or hereafter amended (the "Code"), (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Code, (v) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Code, or
(vi) take any corporate action for the purpose of effecting any of the foregoing.

          (b)  Involuntary Proceedings.

               A proceeding or case shall be commenced against it without its application or consent in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of it, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed or unstayed and in effect, for a period of thirty (30) days, or an order for relief against it shall be entered in an involuntary case under the Code.

          (c)  Reportable and Other Events.

               (i) The occurrence of any Reportable Event which either Lender determines in good faith constitutes ground for the termination of any Plan by the PBGC or for the appointment by the United States District Court of a trustee to administer any Plan; (ii) the institution by the PBGC of proceedings to terminate any Plan; or (iii) the failure of Borrower to meet the minimum funding standards established in Section 412 of the Internal Revenue Code of 1954, as amended.

          (d)  Judgments.

               One or more judgments, decrees or orders for the payment of money in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be rendered against Borrower, and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.


SECTION 8.8.   Possession of Collateral.
----------------------------------------
     A judgment creditor of Borrower shall take possession or file proceedings to attempt to take possession of any of the Collateral by any means but including, without limitation, levy, distraint, replevin, self-help, seizure or attachment, unless within thirty (30) days of the effective date of any such levy, distraint, replevin, self-help, seizure or attachment either the claim secured thereby is paid and satisfied or the execution or other enforcement of any such action is effectively stayed and the claim secured thereby is being actively contested in good faith and by appropriate proceedings.


SECTION 8.9.   Credit Loss Rate.
--------------------------------
     If the Credit Loss Rate exceeds twenty (20) percent.


                   ARTICLE IX - REMEDIES OF LENDER AND WAIVER
                   ------------------------------------------

SECTION 9.1.   Lender's Remedies.
---------------------------------
     Without in any way impairing the demand nature of the Note, immediately upon the occurrence of any Default or an Event of Default specified herein, the obligation of Lender to make Loans hereunder shall terminate and Lender may declare all Loans made pursuant to this Agreement together with all accrued interest, immediately due and payable. Upon such occurrence and/or declaration, Lender shall have, in addition to the rights and remedies given to it by the Note and this Agreement and the documents related hereto, all the rights and remedies of a secured party as provided in the UCC (regardless of whether such Uniform Commercial Code has been adopted in the jurisdiction where such rights and remedies are asserted) and without limiting the generality of the foregoing, and without demand of performance and without other notice (except as specifically required by the Note or this Agreement or the documents executed in connection herewith) or demand whatever to Borrower, all of which are hereby expressly waived, Lender may, in addition to all the rights conferred upon it by law, exercise one or more of the following rights successively or concurrently: set off the balances in all deposit and agency accounts of Borrower with Lender (and Borrower hereby grants Lender a lien and security interest in all such accounts and the proceeds thereof); lawfully dispose of the whole or any part of Receivables or any Collateral, or any other real or personal property, instrument or document pledged as security for Borrower's indebtedness hereunder to Lender at public or private sale or otherwise realize upon, without advertisement or demand upon Borrower or upon any obligor of Receivables, the Collateral, or any other security, the same being hereby waived, except to the extent otherwise required by law, with the right on the part of Lender or its nominee to become the purchaser thereof as provided by law absolutely freed and discharged from any equity of redemption, and all trusts and other claims whatsoever, and, after deduction of all reasonable legal and other costs and expenses permitted by law, including attorney's fees, to apply the residue of the proceeds to pay, or to hold as a reserve against, all Borrower's indebtedness hereunder to Lender. Any remainder of the proceeds after satisfaction in full of Borrower's indebtedness hereunder to Lender shall be distributed as required by applicable law. Notice of any sale or disposition of Collateral shall be given to Borrower at least five (5) Business Days before any intended public sale or the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower agrees shall be reasonable notice of such sale or other disposition.


SECTION 9.2.   Waiver and Release by Borrower.
----------------------------------------------
     To the extent permitted by applicable law, Borrower: (a) waives (i) protest of the Note and this Agreement or any Receivables held by Lender on which Borrower is any way liable and (ii) notice and opportunity to be heard, after acceleration in the manner provided in Article VIII, before exercise by Lender of the remedies of self-help or set-off permitted by law or by any agreement with Borrower, and except where required hereby or by law, notice of any other action taken by Lender; and (b) releases Lender and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of Lender or its officers, attorneys, agents and employees, except willful misconduct or gross negligence.


SECTION 9.3.   No Waiver.
-------------------------
     Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege under the Note or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise of any right, power or privilege.


SECTION 9.4.   Right of Set-Off.
--------------------------------
     If an Event of Default has occurred, any interest accrued hereunder, or any other sums which may become payable hereunder when due, or in the performance of any of the Obligations, Lender, shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all Property or indebtedness of any kind at any time held or owing by Lender to or for the credit of the account of Borrower against and on account of Borrower's Obligations to Lender, irrespective of whether or not Lender shall have made any demand hereunder and whether or not Borrower's Obligations to Lender shall have matured.


                           ARTICLE X - MISCELLANEOUS
                           -------------------------

SECTION 10.1.  Indemnification and Release Provisions.
------------------------------------------------------
     Borrower hereby agrees to defend Lender and its directors, officers, agents, employees and counsel from, and hold each of them harmless against, any and all losses, liabilities (including, without limitation, settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the Notes, the making of the Loans or any Collateral therefor, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Laws and Environmental Control Statutes or the application of any such Environmental Laws and Environmental Control Statutes to any of Borrower's properties or assets. Borrower hereby releases Lender and its directors, officers, agents, employees and counsel from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them. All obligations provided for in this provision shall survive any termination of this Agreement and the repayment of the Loans.


SECTION 10.2.  Participations and Assignments.
----------------------------------------------
     Borrower hereby acknowledges and agrees that Lender may at any time: (a) grant participations in the Loan or any Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other Lender, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations; provided, however, that all amounts payable by Borrower hereunder shall be determined as if such Lender had not granted such Participation.


SECTION 10.3   Severability of Provisions.
------------------------------------------
     Any provision of any Credit Document which is prohibited and unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extend of such prohibition or unenforceability without invalidating the remaining provisions of such Credit Document or affecting the validity or enforceability of such provision in any other jurisdiction.


SECTION 10.4.  Amendments and Applicable Law.
---------------------------------------------
     Unless otherwise set forth herein, no amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender. This Agreement and all documents given in connection herewith shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.


SECTION 10.5.  Notices.
-----------------------
     All communications provided for hereunder shall be in writing and shall be deemed to have been delivered, if delivered in person or if sent by certified mail, postage pre-paid return receipt requested, by reliable overnight courier or by telecopier to the following:

          If to Lender:            Summit Bank
                                   6 East Trenton Avenue, Suite 201
                                   Morrisville, PA  19067
                                   Attn: Kent Westbrook, Vice President
                                   Telecopier No.: 215-37-8025

          with a copy to:          Blank Rome Comisky & McCauley, LLP
                                   One Logan Square
                                   Philadelphia, PA  19103
                                   Attn: Michael J. Shavel
                                   Telecopier No.: 215-569-5522

          And if to Borrower, to   Credit Concepts, Inc.
                                   2149 Centennial Plaza, Suite 2
                                   Eugene, OR  97401
                                   Attn:
                                   Telecopier No.: 541-342-8544


SECTION 10.6.  Termination and Release.
---------------------------------------
     This Agreement shall not terminate until all amounts due under the Note and this Agreement and other obligations of Borrower to Lender hereunder shall have been paid in full together with all interest and costs due under the Note and hereunder. Upon such termination, the Collateral securing the Note and this Agreement shall be released from the provisions of this Agreement and any right, title and interest of Lender in or to the same shall cease and determine. Thereafter, Lender agrees to deliver to Borrower such documents as Borrower may reasonably request to release of record any security interest or lien of Lender in the Collateral.


SECTION 10.7.  Counterparts.
----------------------------
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


SECTION 10.8.  Costs, Expenses and Taxes.
-----------------------------------------
     Borrower agrees to pay immediately upon demand thereto, all legal fees and out-of-pocket expenses of Lender related to any and all waivers, amendments or modifications of any of the Loan Documents or any of the terms and provisions thereof, including the preparation, negotiation and documentation, execution and delivery thereof, and any and all audits and required inspections permitted under this Agreement or any other Loan Document. Borrower shall also pay immediately upon demand therefor all fees (including, without limitation, legal fees and expenses), costs and other expenses incurred in connection with collection of the Loan, the maintenance or preservation of the security interest in the Collateral, the sale, disposition or other realization on the Collateral, or the enforcement of Lender's rights hereunder or under any Credit Document. In addition, Borrower agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Note and this Agreement, the Collateral and other documents to be delivered hereunder and thereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in payment or omission to pay such taxes.


SECTION 10.9.  Successors and Assigns.
--------------------------------------
     This Agreement shall bind and inure to the benefit of each signatory, its successors and assigns, provided, however, that Borrower may not make an assignment of this Agreement without the prior written consent of Lender.


SECTION 10.10. Pennsylvania Transaction/Effectiveness of Agreement.
-------------------------------------------------------------------
     Anything to the contrary in this Agreement notwithstanding, the parties agree this Agreement shall document a Pennsylvania transaction and that the provisions hereof shall not be effective until this Agreement is: (a) duly executed, sealed and delivered by authorized officers of Borrower to Lender's office in Philadelphia, Pennsylvania; and (b) duly signed by an authorized officer of Lender.


SECTION 10.11  Jurisdiction And Venue.
--------------------------------------
     IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE LENDER MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER.


SECTION 10.12. Waiver of Jury Trial.
------------------------------------
     EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT.


SECTION 10.13. Power Of Attorney.
---------------------------------
     THIS AGREEMENT CONTAINS A POWER OF ATTORNEY COUPLED WITH AN INTEREST AND IS FOR THE SOLE BENEFIT OF THE LENDER. THIS AGREEMENT IS BEING EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL TRANSACTION FOR BUSINESS PURPOSES AND NOT PRIMARILY FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE LENDER, AS AGENT FOR THE GRANTOR UNDER THE POWER OF ATTORNEY, IS NOT A FIDUCIARY FOR THE GRANTOR. THE LENDER, IN EXERCISING ANY OF ITS RIGHTS OR POWERS PURSUANT TO THE POWER OF ATTORNEY, MAY DO SO FOR THE SOLE BENEFIT OF THE LENDER AND NOT FOR THE GRANTOR. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF TITLE 20, PENNSYLVANIA CONSOLIDATED STATUTES, SECTIONS 5601 ET. SEQ., AS AMENDED (SPECIFICALLY INCLUDING ACT 39 0F 1999) SHALL NOT BE APPLICABLE TO THE POWER OF ATTORNEY.


SECTION 10.14. Review by Counsel.
---------------------------------
     BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTIONS 10.10, 10.11 AND 10.13 HEREOF.


SECTION 10.15  Survival.
------------------------
     All covenants, agreements, representations and warranties made herein and in any certificate delivered pursuant hereto shall survive the making by Lender or the Loans in the execution and delivery to Lender of the Note and shall continue in full force and effect so long as the Note or any Borrower's Obligations to Lender are outstanding and unpaid.


SECTION 10.16  Indemnification.
-------------------------------
     Borrower releases and shall indemnify, defend, and hold harmless Lender and its respective officers, employees, agents, successors and assigns of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable attorneys' fees and costs) resulting from (a) acts, omissions or conduct of Borrower, pursuant to or related to the Agreement and any other Credit Documents, (b) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Credit Documents and (c) Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, a court or administrative orders or decrees, and all costs, expenses, fines, penalties or other damages resulting therefrom.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers, upon the date first above written.

                                              CREDIT CONCEPTS, INC.


                                              By:   --------------------------
                                              Name: --------------------------
                                              Title:   ------------------------

                                              SUMMIT BANK


                                              By:   --------------------------

                                  SCHEDULE 4.2

               States of Organization and Foreign Qualifications

                                  SCHEDULE 4.7

                                   Litigation

                                  SCHEDULE 4.8

                       Licenses, Consents and Compliance

                                 SCHEDULE 4.11

                                  Indebtedness

                                 SCHEDULE 4.12

                                  Investments

                                 SCHEDULE 4.13

                                     ERISA

                                 SCHEDULE 4.14

                             Environmental Matters

                                 SCHEDULE 4.16

                               Business Locations

                                 SCHEDULE 4.17

                                 Capital Stock